Exhibit 23.1

Consent of Independent Auditors

We have issued our report dated January 9, 2013, with respect to the financial statements of DTE Gas Resources, LLC included in the Current Report of Atlas Energy, L.P. on Form 8-K/A, dated February 28, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Atlas Energy, L.P. on Forms S-8 (File No. 333-138589, effective November 9, 2006, File No. 333-173082, effective March 25, 2011 and File No. 333-180568, effective April 4, 2012).

/s/ GRANT THORNTON LLP

Cleveland, Ohio
February 28, 2013